UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 16, 2014

Go-Page Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52766	27-0143340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Rainbow Road, Suite 300, Las Vegas NV 89107
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	702-448-8179

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company” “GoPage” or the “Registrant” refer to GoPage Corporation. (formerly GoPage Corporation), a Nevada corporation.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01                      Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated by reference herein.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01.                    Completion of Acquisition or Disposition of Assets.

On June 16, 2014(the “Closing Date”), GoPage Corporation, a Nevada corporation closed a transaction  (the “Transaction”) in the form of a license agreement, (the “ License” or the “License Agreement”) with PsiTech Corporation a company organized under the laws British Virgin Islands, “PSiTech Corporation” ("PSiTech"). The License  includes the  right to enter into certain agreements and use PSiTech's intellectual property. The Company did not acquire any plant and equipment, and any other business and operational assets of PSiTech as part of the License, and the Company did not hire any employees of PSiTech.  PSiTech will continue as an independent company, operating in Hong Kong after the Transaction. The License relates to the development and operation of a, Mobile Marketing and Consumer Loyalty Platform and App. The License covers the Territories of North America, South America and Europe. The Company plans to utilize the License to provide unique  mobile marketing, brand recognition and card free local consumer loyalty services ( rewards) in North America, South America and Europe.  On the Closing Date and as part of the consideration for the License, the Company issued  24,000,000 restricted shares of Common Stock to PSiTech.

The shares of Common Stock issued to PSiTech  had a contract stated value, in managements estimation,  of $24,000, based on several factors, including, the limited trading of the Company’s Common Stock, the placement of a Securities Act of 1933 legend on the Common Stock which restricts its resale until there is a valid exemption for resale  (for example, an exemption under Rule 144 of the Securities Act of 1933 would not be available,  the absence of registration rights, for a minimum period of twelve months, and the self determination of the value of the License by PSiTech. Neither PSiTech nor the Company obtained an independent valuation of the License in connection with the Transaction and the value was arbitrarily determined based in part on the factors listed above.

Prior to the Transaction, we were a public reporting company Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below, is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act, for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Transaction.

The following description of the terms and conditions of the License Agreement and the transactions contemplated thereunder that are material to us does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, as amended a copy of which is filed as incorporated exhibits hereto and incorporated by reference into this Item 2.01.

The Transaction will be accounted for as a purchase of assets in accordance with Rule 11-01(d) of Regulation S-X and ASC 805-10-55-4. The assets, consisting of the License,  have a contract stated value of $124,000 and no goodwill is recognized in the purchase. Any valuation of the assets is subject to review and possible adjustment if it is determined that a valuation opinion of the assets is required.

DESCRIPTION OF BUSINESS

Overview

In addition to consummating the Transaction, on June 16, 2014, we plan to operate as a , business to business, to provide services to customers that enable the business to access, manage their mobile marketing needs and their customer's needs through a card free local loyalty program. We will act as the administrator for the customer and will reasonably monitor any developments that occur using the GoPage tool set of each customer as part of our ongoing administration.

Our business plan is to  provide SMB's (Small, Medium Business) with the simple tools that anyone, even those with no technical skills can use to create and optimize their marketing goals and provide a card free local loyalty ( rewards) to their customers. We will have a full range of services and resources to work with customers towards achieving our customers marketing goals. We will provide access to our services that are intended to be  tailored to each customers’ marketing and business needs. We are currently in discussions with several businesses and individuals to maximize our business potential and distribution reach. No assurances can be provided that any agreement will be reached.  We believe we are  in a unique position to capitalize on the North American , South American and European markets and deliver a transparent and customer focused business and mobile marketing and local loyalty solution.  Our primary focus will be small and medium sized businesses within our territories. There are approximately (according to Google)1,599,600,000 people in our territories, which represents our initial target market

We have not generated any revenue from business operations to date. We have been able to raise additional funds to implement our operations.  As a result, we have consummated this Transaction with PSiTech Corporation.

Strategy

We plan to offer online mobile marketing solutions and card free local consumer loyalty (rewards) to small and medium business for a monthly fee (initially at  $34.95 USD)  in our territories. At the initial stages of our business plan, all of our customers will have access to the standard GoPage tool set of features, including,  online technical support,) , instant, easy search engine optimization(SEO), Social networking, reach your audience instantly ability, with all features having the ability to build, promote and market a customer's business either online or from the convenience of your mobile phone or tablet, free seminar programs including webinars, free software upgrades, the help desk for technical issues, and one on one GoPage instruction.

In addition, we will also offer,  as standard GoPage features, maps and directions, daily deals promotion, photo gallery, secure cloud storage, automatic data back-up, analytics and reports, mobile editing and updating, fast loading pages, E-commerce tools, easy-to-use user interface dashboard, and click to call.

Other Products/Services and Add-ons

In future, although there can be no assurances as to when or if the services may be offered,  we may make available to our customers other features for an additional charge. These prospective add-on features , include downloadable digital coupons, voice to text, 360 degree photo app, email address, , and essential business apps. We acknowledge that these additional features will require further technology programming and development and have allotted $350,000 from our proposed annual budget below to develop them.

Revenues and Customers

Currently, we have no revenues or customers. We plan to derive revenues from multiple sources. First, we plan on charging a monthly administration fee for our services and applications. Second, we plan to offer and display sponsorship and advertisements on our web site. We believe this may put us in a unique position with sponsors and larger companies for their online ad and brand recognition budgets. Thirdly, we plan to offer premium applications (add-ons) at an additional charge to our customers.

Intellectual Property

To date, we have not been granted any patents, trademarks, franchises, concessions or labor contracts at this time. However, we have prepared applications and filed for trademarks in Canada and the United States. in the future we will file for other intellectual property protections as circumstances dictate. We have no assurance of our ability to continue to use such names in association with the sale of our products and services or the timing on the acceptance of our applications.

We intend to enter into confidentiality and proprietary rights agreements with our employees, consultants and other third parties and control access to software, documentation and other proprietary information. We  intend to apply for other protections in the form of patents and copyrights, if applicable. We cannot provide assurances as to the timing or completion of any actions intended to protect our Intellectual Property.  Our policy is that employees are required to execute non-disclosure agreements as part of their employment agreements. Failure to provide adequate protection our proprietary rights could expose us to infringement of our rights by other parties and could offer similar services, significantly harming our competitive position and decreasing our revenues.

Marketing

We will strive to position ourselves as the leading online, mobile marketing and consumer loyalty provider in North America, South America, and Europe. In today's technology driven world, we believe having services with a mobile and online element will position us for growth within the mobile marketing market. We plan to utilize various methods of marketing to gain brand recognition and market acceptance to establish ourselves in the mobile marketing and online market place.

We plan to establish a presence in the market, primarily through the use of traditional methods of marketing in conjunction with a viral marketing component geared towards mobile and online viewing. The highlighted points below are an overview of the various marketing channels and strategies we intend to employ. The campaign will focus on an overarching national strategy that will be complimented by regional efforts. The main goal is to sell our services to small, and medium businesses and  individuals throughout North America. We also intend to employ third party consultants to assist us in maximizing our online marketing and mobile applications.

•	Search Engine Optimization (SEO),Google add words, and key words.
•	Radio, which can be a very cost efficient way of positioning our brand online.
•	Supporting local, regional and national business
•	Social media i.e., Facebook, Twitter, etc.
•	Television
•	Mobile Telephone Networks
•	Referral and Rewards Programs

Branding

We plan to utilize various forms of media and print advertising to promote our brand. Anticipated forms of print media include brochures, advertisements in publications, and billboards.  Our management will also attend and participate in key industry related trade shows throughout our territories to promote our brand and products. We will design and utilize the internet as a forum to promote our brand that result in higher quality products. We will strive to  regularly update our website to ensure proper informational flow to established and new customers.

Mobile Marketing Industry

Overview

Management contends that some perceive mobile advertising as closely related to online or internet advertising, though we believe its reach is far greater - currently, most mobile advertising is targeted at mobile phones, that came estimably to a global total of 6.9 billion as of 2014 (Source: mobithinking.com). Notably computers, including desktops and laptops, are currently estimated at approximately 1.9 billion globally (Source: ask.com).

It is probable, in our management’s opinion,  that advertisers and media industry will increasingly take account of a bigger and fast-growing mobile market, though it remains at around 2.7% of global advertising spending and is estimated to increase to 7.6% by 2016 (Source: statisa.com)Mobile media is evolving rapidly, and while we believe mobile phones will continue to be the mainstay, it is not clear whether mobile phones based on cellular backhaul, or smart phones based on WiFi hot spot, or WiMAX hot zone, will also strengthen. However, as an illustration of the  emergence of this form of advertising, that there is now a dedicated global advertising awards ceremony organized every year by Vision gain, a business information portal.

In information provided by the research firm Berg Insight, as mobile phones outnumber Television sets by over 3 to 1, and PC based internet users by over 4 to 1, and the total laptop and desktop PC population by nearly 5 to 1, advertisers in many markets, we contend,  have recently rushed to this media.  In Spain 75% of mobile phone owners receive ads, in France 62%. and in Japan 54%.More remarkably as mobile advertising matures, like in the most advanced markets, the user involvement also matures. In Japan today, already 44% of mobile phone owners click on ads they receive on their phones. Mobile advertising was worth 900 million dollars in Japan alone. According to the research firm Berg Insight,  the global mobile advertising market that was estimated to € 1 billion in 2008 Furthermore, Berg Insight forecasts the global mobile advertising market to grow at a compound annual growth rate of 43 percent to € 8.7 billion in 2014.

In the Q2 2013 "State of Mobile Advertising Report" by Opera Mediaworks, it is reported that mobile advertising is growing globally at a rapid rate. Opera Mediaworks reports that rich media ads are now averaging a 1.53 percentage click rate among users. App large banner ads are still the most popular, but they are on the decline.

Types of mobile ads

In some markets, this type of advertising is most commonly seen as a Mobile Web Banner (top of page) or Mobile Web Poster (bottom of page banner), while in others, it is dominated by SMS advertising Other forms include MMS advertising, advertising within mobile games and mobile videos, during mobile TV receipt, full-screen interstitials, which appear while a requested item of mobile content or mobile web page is loading up, and audio advertisements that can take the form of a jingle before a voicemail recording, or an audio recording played while interacting with a telephone-based service such as movie ticketing or directory assistance.

The Mobile Marketing Association and the IAB (Interactive Advertising Bureau) has published mobile advertising guidelines, but we contend that it is difficult to keep such guidelines current in such a fast-developing area.

The effectiveness of a mobile media ad campaign, in our estimation,  can be measured in a variety of ways. The main measurements are impressions (views) and click-through rates.

They are also sold to advertisers by views (Cost Per Impression) or by click-through (Cost Per Click). Additional measurements include conversion rates, such as click-to-call rates and other degrees of interactive measurement.

Mobile media can run on a mobile web page or within a mobile application, often referred to as in-App.

One of the popular models in mobile advertising,  in our estimation,  is Cost Per Install (CPI) where there the pricing model is based on the user installing an App on their mobile phone. CPI Mobile Advertising Networks work either as incent or non-incent. In the incent model the user is given virtual points or rewards to install the game or App.

Mobile Rich Media

In addition to standard mobile display banners, our management has observed a growing trend  to include rich media execution within the banner ads. This includes banners that would expand to a larger size, offering advertisers a larger display to communicate their message. Games within the banner to make the experience more interactive or a video within the banner space.

There are limitations to rich media on mobile because all of the coding must be done in HTML5, since the iOS does not support flash.

Handsets display and corresponding ad images

There are hundreds of handsets in the market and they differ by screen size and supported technologies (e.g. MMS, WAP 2.0). For color images, formats such as PNG, JPEG, GIF and BMP are typically supported, along with the monochrome WBMP format.

History

“unless otherwise noted, the information below in was provided by Wikipedia"

Martin Cooper invented a portable handset in 1973, when he was a project manager at Motorola. It was almost three decades after the idea of cellular communications was introduced by Bell Laboratories. Two decades later, cellular phones made a commercial debut in the mass market in the early 1990s. In the early days of cellular handsets, phone functionality was limited to dialing, and voice input/output.

When the second generation of mobile telecoms (so-called 2G) was introduced in Finland by Radiolinja (now Elisa) on the GSM standard (now the world's most common mobile technology with over 2 billion users) in 1991, the digital technology introduced data services. SMS text messaging was the first such service. The first person-to-person SMS text message was sent in Finland in December 1994. SMS (“Short Message Service”) gradually began to grow, becoming the largest data service by number of users in the world, currently with 74% of all mobile subscribers or 2.4 billion people active users of SMS in 2007.

One advantage of SMS is that while even in conference, users are able to send and receive brief messages unobtrusively, while enjoying privacy. Even in such environments as in a restaurant, café, bank, travel agency office, and so on, the users can enjoy some privacy by sending/receiving brief text messages in an unobtrusive way.

It would take six years from the launch of SMS until the first case of advertising would appear on this new data media channel, when a Finnish news provider offered free news headlines via SMS, sponsored by advertising. This led to rapid experimentation in mobile advertising and mobile marketing, and the world's first conference to discuss mobile advertising was held in London in 2000, sponsored by the Wireless Marketing Association (which later merged into the Mobile Marketing Association). The first books to discuss mobile advertising were Ahonen's M-Profits and Haig's Mobile Marketing in 2002. Several major mobile operators around the world launched their own mobile advertising arms, like Aircross in South Korea, owned by the parents of SK Telecoms the biggest mobile operator, or like D2 Communications in Japan, the joint venture of Japan's largest mobile operator NTT DoCoMo and Dentsu, Japan's largest ad agency.

Mobile as media

This unobtrusive two-way communications caught the attention of media industry and advertisers as well as cell phone makers and telecom operators. Eventually, SMS became a new media - called the “seventh mass media channel” by several media and mobile experts - and even more, it is a two-way mobile media, as opposed to one-way immobile media like radios, newspapers and TV. Besides, the immediacy of responsiveness in this two-way media is a new territory found for media industry and advertisers, who are eager to measure up market response immediately. Additionally, the possibility of fast delivery of the messages and the ubiquity of the technology (it does not require any additional functionality from the mobile phone, all devices available today are capable of receiving SMS), make it ideal for time- and location-sensitive - advertising, such as customer loyalty offers (ex. shopping centers, large brand stores), SMS promotions of events, etc. To leverage this strength of SMS advertising, timely and reliable delivery of messages is paramount, which is guaranteed by some SMS gateway providers.

Mobile media has begun to draw more significant attention from media giants and advertising industry since the mid-2000s, based on a view that mobile media was to change the way advertisements were made, and that mobile devices can form a new media sector. Despite this, revenues are still a small fraction of the advertising industry as a whole but are most certainly on the rise. Informa, a leading knowledge provider,  reported that mobile advertising in 2007 was worth $2.2 billion. This is less than 0.5% of the approximately $450 billion global advertising industry.

Types of mobile advertising are expected to change rapidly. In other words, mobile technology, we contend,  will come up with a strong push for identifying newer and unheard-of mobile multimedia, with the result that subsequent media migration will greatly stimulate a consumer behavioral shift and establish a paradigm shift in mobile advertising. We believe that a major media migration is occurring as desktop Internet evolves into mobile Internet. However it should be kept in mind that the rapid change in the technology used by mobile advertisers can also have adverse effect to the number of consumers being reached by the mobile advertisements, due to technical limitations of their mobile devices. Because of that, campaigns that aim to achieve wide response or are targeting lower income groups might be better off relying on older, more widespread mobile advertising technologies, such as SMS.

Viral marketing

As mobile is an interactive mass media similar to the Internet, we contend that advertisers are eager to utilize and make use of viral marketing methods, by which one recipient of an advertisement on mobile, will forward that to a friend. This allows users to become part of the advertising experience. At the bare minimum, mobile ads with viral abilities can, we believe, become powerful interactive campaigns. At the extreme, they can become engagement marketing experiences. A key element of mobile marketing campaigns is the most influential member of any target audience or community, which is called the alpha user

Privacy concern

Advocates have raised the issue of privacy. Targeted mobile marketing requires customization of ad content to reach interested and relevant customers. To customize such behavioral personal data, user profiling, data mining and other behavior watch tools are employed, and privacy advocates warn that this may cause privacy infringement.

Some mobile carriers offer free or cheaper rate plans in exchange for SMS or other mobile ads. However, mobile TV and mobile search may override this privacy concern, as soon as they are implemented on a full-blown basis. In what we contend is a  naive way to override privacy concern, however, mobile carrier User’s prior consent needs to be obtained through membership to join or mobile carrier User account to set up. Both mobile TV and mobile search may supersede the way of getting a mobile carrier Users’ prior consent through membership or mobile carrier User account because mobile carrier User  are free to choose mobile TV channels or mobile search services on a voluntary basis.

Interactivity

Mobile devices, in our estimation, aim to outgrow the domain of voice-intensive cellphones and to enter a new world of multimedia mobile devices, like laptops, PDA phones and smartphones. Unlike the conventional one-way media like TV, radio and newspaper, web media has enabled two-way traffic, thereby introducing a new phase of interactive advertising, regardless of whether static or mobile. This user-centric approach was noted at the 96th annual conference of Association of National Advertisers in 2006, which described ”a need to replace decade's worth of top-down marketing tactics with bottom-up, grass-roots approaches”. Many use 2d bar codes to make offline print material more interactive with their mobile device. This has been proven to be successful in Japan, UK, Philippines and has been catching on in Northern America.

Mobile device issues

Coincidentally, however, mobile devices are encountering technological bottlenecks in terms of battery life, formats, and safety issue.

In a broad sense, mobile devices are categorically broken down into portable and stationary equipment. Technically, mobile devices are categorized as below:

•	Handheld [portable]

•	Laptop, including ultraportable [portable]

•	Dashtop, including GPS navigation, satellite radio, and WiMAX-enabled dashtop mobile payment platforms[fixed on dashboards]

The battery life and safety issues will perhaps combine to eventually push mobile equipment’s inroads into vehicle dashtops. However, satellite-based GPS navigation and satellite radio may already hit a snag because of their part-time usage and technological hierarchy. Put differently, people, we believe,  want more functions than GPS navigation and satellite radios. The trend indicates an ongoing convergence into all-in-one dashtop mobile devices incorporating GPS navigators, satellite radios, MP3 players, mobile TV, mobile Internet, MVDER (vehicle black box), driving safety monitors, smartphones and even video games.

Source: Wikipedia

Competition

Currently, we believe there appears to be limited competition in North America, as we are unaware of any company that offers such a comprehensive and feature rich platform as our turnkey solution provides.

However, we are a new entry into this marketplace and we are not well known. As such, we may compete with numerous providers of online and mobile marketing applications, many of which have far greater financial and other resources than we do.

Many of these companies have established histories and relationships in providing online applications or systems in other markets that may enable them to attract talent, marketing support, and financing if they decide to enter the North American market.   We believe our products will be competitive in the market place and with potential customers, as our products are full featured and fully integrated while not requiring customization.  The use of our products do not require extensive training and do not require any add on components from third party developers.

We believe that our services will prove to be cost effective and easy for users to adopt and use.  We also plan to market our products and services through channel partners, to broaden our exposure to customers and users. Our major competition in this area, we believe,  would be Go-Daddy, Webs and Weebly.

Government Regulation

The conduct of our business, and the production, distribution, sale, advertising, labeling, safety, transportation and use of our products, may be subject to various laws and regulations administered by federal, state and local governmental agencies in North America, as well as to foreign laws and regulations administered by government entities and agencies in markets where we may operate and sell our products and services. We are unaware of any licenses or regulations that we have to adhere to and it is our policy to abide by the laws and regulations that apply to our business.

We may also be subject to a number of U.S. federal or state laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services.

We will rely on legal and operational compliance programs, as well as local counsel, to guide our business in complying with applicable laws and regulations of the jurisdictions in which we do business.

We do not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

Employees

GoPage currently has 3 full-time employees and no part-time employees. All employees are required to execute non-disclosure agreements as part of their employment agreements. We believe our relations with our employees are good. None of our employees are subject to collective bargaining agreements.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities.  The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are a company with a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy.    We expect to incur losses over the near to mid-term, and certainly during the next 12 months, if not longer, as we expand our products and services and increase our marketing and sales efforts.  Our sales and marketing efforts to-date have been limited, and we face numerous risks and uncertainties as we attempt to expand our business.  In particular, we have not proven our products and services will be attractive to customers in the online and mobile marketing industry.  If we are unable to make progress selling our products and services, our prospects will be limited and it will be difficult to accomplish our business goals.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations.  We expect to require substantial additional capital to advance our business.  We may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations, we expect that we will require additional capital beyond the near term.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.  If additional financing is obtained it may involve the sale of additional equity securities with the consequence of dilution to our current investors.

Our management and internal systems might be inadequate to handle our potential growth.

Successful implementation of our business strategy will require us to develop our operations and effectively manage growth.  Growth will place a significant strain on our management, financial, marketing and other resources, which would cause us to face operational difficulties.  To manage future growth, our management must build operational and financial systems and expand, train, retain and manage our employee base.  Our management may not be able to manage our growth effectively, in which case, our expansion would be halted or delayed and we may lose our opportunity to gain significant market share or the timing advantage with which we would otherwise gain significant market share.  Any inability to manage growth effectively may harm our ability to implement and execute our current or any subsequent business plans.

Economic conditions and other risks could adversely affect our business.

Our business can be adversely affected by the general environment – economic, corporate, securities market, regulatory, and geopolitical developments all play a role in the development of our business, and are outside of our control.  Our revenues are derived from providing website, online and mobile marketing solutions.  Like other businesses, we are directly affected by economic and political conditions, broad trends in business and finance, any sustained downturn in general economic conditions or severe market fluctuations or weak economic conditions could reduce our sales volume and net revenues and have a material adverse effect on our profitability.

Systems failures, delays and capacity constraints could harm our business.

We receive and process trade orders through a variety of electronic channels, including the Internet and mobile applications.  These methods are heavily dependent on the integrity of the electronic systems supporting them.  Our systems and operations maybe vulnerable to damage or interruption from human error, natural disasters, power loss, computer viruses, spurious spam attacks, intentional acts of vandalism and similar events.  It could take several hours or more to restore full functionality following any of these events.  Extraordinary server volumes could cause our computer systems to operate at an unacceptably slow speed or even fail.  Extraordinary Internet traffic caused by spam or other attacks could cause our website to be unavailable or slow to respond.  There can be no assurance that our systems will be sufficient to handle such extraordinary circumstances.  We may not be able to project accurately the rate, timing or cost of any increases in our business or to expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.  Systems failures and delays could occur and could cause, among other things, unanticipated disruptions in service to our customers, slower system response time resulting in transactions not being processed as quickly as our customers desire, decreased levels of customer service and customer satisfaction and harm to our reputation.  The occurrence of any of these events could have a material adverse effect on our business, results of operations and financial condition.

Failure to protect customers data or prevent breaches of our information systems could expose us to liability or reputational damage.

The secure transmission of confidential information over public networks is a critical element of our operations.  We are dependent on information technology networks and systems to securely process, transmit and store electronic information and to communicate with our customers and vendors.  As the breadth and complexity of this infrastructure continue to grow, the potential risk of security breaches and cyber-attacks increases.  In addition, vulnerabilities of our external service providers and other third parties could pose security risks to customers information.  Such breaches could lead to shutdowns or disruptions of our systems and potential unauthorized disclosure of confidential information.

In providing services to customers, we manage, utilize and store sensitive and confidential customers data, including personal data.  As a result, we are subject to numerous laws and regulations designed to protect this information, such as regulations governing the protection of personally identifiable information.  These laws and regulations are increasing in complexity and number, change frequently and sometimes conflict.  If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to customers data, or otherwise mismanages or misappropriates that data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution in one or more jurisdictions.  Unauthorized disclosure of sensitive or confidential customer data, whether through systems failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose customers.

Similarly, unauthorized access to or through our information systems, whether by our employees or third parties, including a cyber-attack by computer programmers and hackers who may deploy viruses, worms or other malicious software programs, could result in negative publicity, significant remediation costs, legal liability, financial responsibility and damage to our reputation and could have a material adverse effect on our results of operations. In addition, any liability insurance might not be sufficient in type or amount to cover us against claims related to security breaches, cyber-attacks and other related breaches.

 Aggressive competition could reduce our market share and harm our financial performance.

We intend to continually monitor our pricing in relation to competitors and expect to periodically adjust fees and other fee structures to enhance our competitive position. The market for online and mobile marketing  services are continually evolving and is intensely competitive.  Print media has experienced significant consolidation, which may continue in the future, and which may increase competitive pressures in the industry.  Consolidation could enable other firms to offer a broader range of products and services than we do, or offer them at lower prices.  There has been aggressive price competition in the industry, including various free offers.  We expect this competitive environment to continue in the future.  Some of our competitors have greater financial, technical, marketing and other resources, offer a wider range of services, and have greater name recognition and a more extensive customer base than we do.  We believe the general financial success of companies within the website, online and mobile marketing industry will continue to attract new competitors to the industry  These companies may provide a more comprehensive suite of services than we do.  Increased competition, including pricing pressure, could have a material adverse effect on our results of operations and financial condition.

We will need to introduce new products and services and enhance existing products and services to remain competitive.

Our future success depends in part on our ability to develop and enhance our products and services.  In addition, the adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to enhance or adapt our services and or infrastructure.  There are significant technical and financial costs and risks in the development of new or enhanced products and services, including the risk that we might be unable to effectively use new technologies, adapt our services to emerging industry standards or develop, introduce and market enhanced or new products and services.  An inability to develop new products and services, or enhance existing offerings, could have a material adverse effect on our profitability.

We rely on external service providers to perform certain key functions.

We rely on a number of external service providers for certain key technology, processing, service and support functions.  These service providers face technological and operational risks of their own.  Any significant failures by them, including improper use or disclosure of our confidential customers, employee or company information, could interrupt our business, cause us to incur losses and harm our reputation.

There can be no assurance that any external service providers will be able to continue to provide these services in an efficient, cost-effective manner or that they will be able to adequately expand their services to meet our needs.  An interruption in or the cessation of service by any external service provider as a result of systems failures, capacity constraints, financial constraints or problems, unanticipated trading market closures or for any other reason, and our inability to make alternative arrangements in a smooth and timely manner, if at all, could have a material adverse effect on our business, results of operations and financial condition.

If we are unable to establish sufficient sales and marketing capabilities we may not be able to generate sales and product revenue.

We currently have very limited operations for the sales, marketing and distribution of any products and services we develop.  The establishment of such organization will be critical to our success.  We expect to face competition in our efforts to establish strategic relationships from other companies vying for the same type of relationships.  If we are unable to establish an efficient marketing platform, we may not be able to penetrate the market on a scale required to become viable or profitable.

If we lose our key management personnel, we may not be able to successfully manage our business or achieve our objectives, and such loss could adversely affect our business, future operations and financial condition.

Our future success depends in large part upon the leadership and performance of our executive management team and key consultants.  If we lose the services of one or more of our executive officers or key consultants, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives.  We do not have “Key-Man” life insurance policies on our key executives.  If we lose the services of any of our key consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business.  The loss of our key executives or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

Risks Related to International Markets and Regulatory Environment

Extensive regulation of our business may limit our activities and may subject us to significant penalties.

As a public company , we are subject to extensive regulation by governmental agencies, supervisory authorities, and self-regulatory organizations (“SROs”).  Such regulation becomes more extensive and complex in response to market disruptions.  The requirements imposed by our regulators are designed to ensure the integrity of the financial markets, the safety and soundness of financial institutions, and the protection of investors.  These regulations often serve to limit our activities by way of capital, customer protection and market conduct requirements, and restrictions on the business activities that we may conduct.  Despite our efforts to comply with applicable regulations, there are a number of risks, particularly in areas where applicable regulations may be unclear or where regulators revise their previous guidance.  Any enforcement actions or other proceedings brought by regulators against us or our affiliates, officers or employees could result in fines, penalties, cease and desist orders, suspension or expulsion, or other disciplinary sanctions, including limitations on our business activities, any of which could harm our reputation and adversely affect our results of operations and financial condition. We could fail to establish and enforce procedures to comply with applicable regulations, which could have a material adverse effect on our business.

Our website is accessible world-wide over the Internet, and we expect to have customers located outside the United States. These customers are spread across many jurisdictions. Adverse action by foreign regulators with respect to regulatory compliance by us in foreign jurisdictions could adversely affect our revenues from customers in such countries or regions.

In addition, we use the Internet as a major distribution channel to provide services to our customers. A number of regulatory agencies have adopted regulations regarding customers privacy, system security and safeguarding practices and the use of customers information by service providers. Additional laws and regulations relating to the Internet and safeguarding practices could be adopted in the future, including laws related to identity theft and regulations regarding the pricing, taxation, content and quality of products and services delivered over the Internet. Complying with these laws and regulations may be expensive and time-consuming and could limit our ability to use the Internet as a distribution channel, which would have a material adverse effect on our business and profitability.

Legislation or changes in rules and regulations could negatively impact our business and financial results.

New legislation, rule changes, or changes in the interpretation or enforcement of existing foreign and SRO rules and regulations, may directly affect our operation and profitability or our specific business lines. Our profitability could also be affected by rules and regulations which impact the business communities generally, including changes to the laws governing taxation, electronic commerce, customers privacy and security of customers data.  In addition, the rules and regulations could result in limitations on the lines of business we conduct, modifications to our business practices, increased capital requirements, or additional costs.

Our profitability could also be affected by rules and regulations that impact the business and financial communities generally, including changes to domestic and foreign laws governing banking, fiduciary duties, conflicts of interest, taxation, electronic commerce, customers privacy and security of customers data.

We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending against such claims and proceedings.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business, as well as class actions and other significant litigation.  We also are the subject of inquiries, investigations and proceedings by regulatory and other governmental agencies.  Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Predicting the outcome of such matters is inherently difficult, particularly where claims are brought on behalf of various classes of claimants or by a large number of claimants, when claimants seek substantial or unspecified damages or when investigations or legal proceedings are at an early stage.  A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.  We may also be subject to litigation claims from third parties alleging infringement of their intellectual property rights.  Such litigation can require the expenditure of significant resources, regardless of whether the claims have merit.  If we were found to have infringed a third-party patent or other intellectual property right, then we could incur substantial liability and in some circumstances could be enjoined from using the relevant technology or providing related products and services, which could have a material adverse effect on our business and results of operations.

Risks Related to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  Our senior management team has never had responsibility for managing a publicly traded company.

Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements.  Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).

Section 404 requires us to include an internal control report with the Annual Report on Form 10-K.  This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.  This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified.  Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities.  Management believes that our internal controls and procedures are currently not effective based on certain material weaknesses including those described below:

i)
We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls.  As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii)
We do not have an audit committee or an independent audit committee financial expert.  While not being legally obligated to have an audit committee or independent audit committee financial expert, it is management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

iii)
We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud-related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting.  Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

iv)	We lack personnel with formal training to properly analyze and record complex transactions in accordance with U.S. GAAP.

v)	We have limited segregation of duties which is not consistent with good internal control procedures.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources.  There can be no assurance that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end.  As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties.  In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.  Additionally, our Bylaws require us to indemnify our directors and officers to the fullest extent not prohibited by Nevada law.  The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock.  The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US $5.00 per share or an exercise price of less than US $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to the penny stock rules.  Consequently, the penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we may not have sufficient funds legally available to pay dividends.  Even if funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently traded under the symbol “GOPG” based on quotations on the “OTC PINK.”  The number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we become more viable.  Additionally, many brokerage firms may not be willing to effect transactions in our securities.  As a consequence, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  There can be no assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

Stockholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stocks,” such as our common stock, has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.

Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the future volatility of our share price.

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of up to 200,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share.

As of the Closing Date, we have 56,348,236 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  As a result, our board of directors has the ability to issue a large number of additional shares of common stock and preferred stock without stockholder approval, which, if issued, could cause substantial dilution to our existing stockholders.  Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements.

The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock.  If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current stockholders.

Public disclosure requirements and compliance with changing regulation of corporate governance pose challenges for our management team and result in additional expenses and costs which may reduce the focus of management and the profitability of our Company.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED

DESCRIPTION OF PROPERTY

The principal executive offices for the Registrant are located at: 500 N. Rainbow Road, Suite 300, Las Vegas NV 89107  The monthly rent for this property and related expenses are approximately $250 per month on a month to month basis.  The Registrant’s main telephone number is:702-448-8179

The Registrant’s website is located at: www.gopage.com (which is expressly not incorporated into this filing) We own no real estate or physical property.

PLAN OF OPERATIONS

We plan to operate as a business to consumers, and business to business, to provide services to customers that enable the small and medium business to access, online and mobile marketing solutions as well as implement, their local loyalty program (rewards). We will act as the administrator for the customer and will reasonably monitor any developments that occur when using their GoPage tool set for each customer as part of our ongoing administration.

We will have a full range of services and resources to work with customers towards achieving our customers marketing goals. We will provide access to our services that are intended to be  tailored to each customers’ marketing needs. We are currently in discussions with several businesses and individuals to maximize our business potential and distribution reach.

No assurances can be provided that any agreement will be reached.  We believe we are  in a unique position to capitalize on our target market and gain a first move advantage to deliver a transparent and customer focused business and mobile marketing solution.  Our primary focus will be small and medium businesses as well as individuals within our territories. There are approximately 1,599,600,000 (according to Google people in our territories, this represents our initial target market.

We plan to offer online mobile marketing and local loyalty (rewards) solutions for a monthly fee $34.95  to customers within our territories . At the initial stages of our business plan all of our customers will have access to the standard GoPage features, including, 24 hour technical support, instant, easy search engine optimization(SEO), Integrated Social Networking, reach your audience instantly ability, with all features having the ability to, promote and market a customer's business either online or from the convenience of your mobile phone or tablet, free seminar programs including webinars, free software upgrades, the help desk for technical issues, and one on one GoPage instruction.

In addition, we will also offer as standard GoPage features, add maps and directions, daily deals promotion, add photos and videos instantly, Secure cloud storage, automatic data back-up, analytics and reports, mobile editing and updating, fast loading pages, E-commerce tools, easy-to-use dashboard, and click to call.

A material challenge to our business operations will be getting enough customers. In order to achieve this goal we will have to create incentives through advertising and other marketing venues, also, through a referral program for our customers to inform others of our services. We will encourage customers to share news about their services through email, Facebook, and Twitter, and other social media websites. If we are unable to attract customers it may have a material impact on our revenues or income or may result in our liquidity decreasing.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues. We cannot guarantee we will be successful in our business operations.

Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to establish agreements with established service providers and or businesses to enable us to offer these venues to our customers.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing stockholders.

We anticipate that we will need to meet our ongoing cash requirements through the generation of revenue and equity and/or debt financing.  We estimate, but can provide no assurances,  that our expenditures over the next 12 months will be approximately $2,082,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital.

If we are not able to raise sufficient funds to fully implement our startup business plan for the next year as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the Securities and Exchange Commission  which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, and servicing costs as well as marketing and advertising to social media marketing websites.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

We anticipate that we will incur over the next twelve months the following expenses*:

Type	Amount
Salaries	$458,000
(IT development)	350,000
Professional services (Public company expenses)	80,000
(lawyers and accountants)	40,000
Office, rent and expenses	14,000
Travel expenses	40,000
Servers and bandwidth	150,000
Marketing and Advertisement	950,000
Total	$2,082,000

*The amounts and allocation are subject to revision by the Board of Directors in their sole discretion.

Comparison of three month periods ended March 31, 2015 and March 31, 2014

We generated no revenues for the three months ended March 31, 2015 or March 31, 2014  We incurred operating expenses in the amount of $37,230 for the three months ended March 31, 2015, which comprises of general and administrative expenses. For the three months ended March 31, 2014, we incurred a total operating expense in the amount of $239,293. The decrease was attributed to an decrease in general and administrative expenses .

 Comparison of the years ended June 30, 2014and June 30, 2013

We generated no revenues for the fiscal years ended June 30, 2014 or June 30, 2013.  We incurred operating expenses in the amount of $539,057 for the fiscal year ended June 30, 2014, which comprises of general and administrative expenses.  For the fiscal year ended June 30, 2013, we incurred a total operating expense in the amount of $8, which was comprised of general and administrative expenses.  The decrease was attributed to and reflective of the Company's state of operations at the time.

Liquidity and Capital Resources

Working Capital

	At March 31, 2015	At June 30, 2014
Current Assets	$513	$39,118
Current Liabilities	(180,594)	(213,541)
Working Capital (Deficit)	$(180,081)	$(174,423)

Cash Flows

Three Months Ended March 31, 2015
Cash Flows from (used in) Operating Activities	(202,366)
Cash Flows from (used in) Investing Activities	0
Cash Flows from (used in) Financing Activities	163,761
Net Increase (decrease) in Cash During Period	(38,605)

The decline in our working capital at March 31, 2015 from the period ended June 30, 2014 is reflective of the current state of our business development, primarily due to the increase in our professional fees paid,.  As of, March 31, 2015, we had cash on hand of $513.  Since our inception, we have used our Common Stock to raise money for our operations and for our property acquisitions. We have not attained profitable operations and are dependent upon obtaining financing to pursue our plan of operation. For these reasons, our auditors stated in their report to our audited financial statements for the year ended June 30, 2014, that there is substantial doubt that we will be able to continue as a going concern.

We have incurred a net loss of $920,631for the period from April 14, 2004 (inception) to March 31, 2015 and have no revenues to date. Our future is dependent upon our ability to obtain financing. We anticipate continuing to rely on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We do not currently have any significant contractual obligations.

Off-Balance Sheet Arrangements

None

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Such investments are carried at cost, which is a reasonable estimate of their fair value. Cash equivalents are placed with high credit quality financial institutions.

Long-lived Assets

In accordance with the Financial Accounting Standards Board ("FASB") Accounts Standard Codification (ASC) ASC 360-10, "Property, Plant and Equipment," the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value. As of March 31, 2014 and 2013, the Company recorded impairment of $0 and $0, respectively.

Asset retirement obligations

The Company has adopted the provisions of FASB ASC 410-20 "Asset Retirement and Environmental Obligations, "which requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related oil and gas properties. As of March 31, 2013, there has been no asset retirement obligations recorded.

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar as substantially all of the Company’s operations are in United States dollars.

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Basic and Diluted Loss Per Share

The Company computes basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no potential common shares; accordingly, diluted and basic loss per share amounts are the same.

Fair Value of Financial Instruments

The Company’s only financial instruments are cash, accounts payable, and notes payable. Due to the short maturities of these financial instruments, their fair value approximates their carrying value.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, “Income Taxes”.  Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

In June 2014, the FASB issued ASU 2014 10, Development Stage Entities (Topic915): Elimination of Certain Financial Reporting Requirements. ASU 201410 eliminates the distinction o f a development stage entity and certain related disclosure requirements, including the elimination of inception to-date information on the statements of operations, cashflows and stockholders' equity. The amendments in ASU2014-10 will be effective prospectively for annual reporting periods beginning after December15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU2014-10 since the quarter ended October 31, 2013, thereby no longer presenting or disclosing any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU   2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

a.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
b.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.
The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior to the License Agreement Transaction

The Company has two classes of its stock outstanding, common stock and preferred.  The following table sets forth certain information as of June 16, 2015, prior to the closing of the  Transaction with respect to the beneficial ownership of our common stock (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  Prior to the closing of the License Agreement, there were 32,348,236 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Common Shares

Name of Beneficial Owner and Affiliation	Title of Class	Amount and Nature of Beneficial Ownership(1) (#)	Percent of Class(2) (%)
Peter Schulhof (2) Director, Greater than 10% Shareholder	Common	23,000,000 Direct	71.1%
All Persons as a Group (1 Persons)	Common	23,000,000	71.1%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on shares of our common stock outstanding as of June 16, 2015, prior to the Closing of the Transaction.

Security Ownership After the License Agreement Transaction

The following table sets forth certain information as of June 16, 2014, after giving effect to the Closing of the Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of June 16, 2015, after giving effect to the Closing of the Transaction, there were shares 56,348,236 of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Common Stock

Name of Beneficial Owner and Affiliation	Title of Class	Amount and Nature of Beneficial Ownership(1) (#)	Percent of Class(2) (%)
Peter Schulhof (2) Director, Greater than 10% Shareholder PSiTech Corporation Greater than 10% Shareholder	Common Common	23,000,000 Direct 28,000,000 Direct	49.995% 49.995%
All Persons as a Group (2 Persons)	Common	51,000,000	99.99%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Asset Purchase Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on shares of our common stock outstanding as of June 16, 2015, after giving effect to the Closing of the Transaction.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

Name	Age	Position with the Company	Director Since
Peter Schulhof	53	President, Treasurer, Secretary, & Director	Nov.28, 2013
Anthony Jackson	34	CFO, & Director	Jan. 10, 2014

Biographies

Peter Schulhof- President, CEO, Secretary, Treasurer, Director

Mr. Schulhof was appointed a director and officer on November 28, 2013 and for over the last five years, Peter Schulhof served as Director and Chief Executive Officer of Westridge Resources Inc., a  junior resource company focusing on gold and silver from September 27, 2011 to January 18, 2013 and also served as its President from August 23, 2011 to January 18, 2013.

Mr. Schulhof has, and continues to be, Chief Executive Officer of Six Star Capital since 1999. Six Star Capital has concentrated on teaming, financing and growing, technology and resource based businesses both private and public.

Anthony Jackson-CFO, Director

 Mr. Jackson was Appointed a director and officer on January 10, 2014 and for over the last five years, Mr. Anthony Jackson, CA is a Principal at BridgeMark Financial Corp. providing administration, corporate compliance, and financial reporting activities to public and private companies. Mr. Jackson is also founder of Jackson & Company Chartered Accountants assisting private and public companies with full service accounting and tax functions. Prior to his time at BridgeMark, Mr. Jackson spent a number of years working at Ernst & Young LLP while obtaining his CA designation before moving onto work as a senior analyst at a boutique investment banking firm.

 Most recently Mr. Jackson has had extensive experience as a Director and CFO of numerous publicly traded corporations. Mr. Jackson earned a Bachelor of Business Administration degree from Simon Fraser University, and holds the professional designation of Chartered Accountant (CA), where he is a member of the BC and Canadian Institute of Chartered Accountants.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended June 30, 2013.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.

Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  Neither our current nor proposed directors are independent directors as defined in the NASDAQ listing standards.

It is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders.  If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Go-Page Corporation 500 North Rainbow Road, Suite 300 Las Vegas NV 89107.

Board Leadership Structure and Role on Risk Oversight

Mr. Peter Schulhof currently serves as the Company’s President, CEO and a member of the Board of Directors.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation

On December 1, 2103,  we executed employment agreement with our Prsident and Chief Executive Officer . Their employment Agreements were filed as Exhibits 10.3 respectively on the Current Report on Form 8-K on May 7, 2014.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company.  We currently have employment agreements compensatory plans or arrangements with any of our executive officers that may result from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers.

None of the new directors and executive officers have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

As we have adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family.

Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

In accordance with the License , upon the consummation of the Transaction, the Licensor directly received 24,000,000 restricted shares of Common Stock  of the Company as part of the consideration for the sale of the License by PSiTech to the Company.   It is also noted that Mr Peter Schulhof is the President and CEO of Go-Page Corporation and an officer and director of PsiTech Corporation.  Additionally the board of directors has conducted a fairness evaluation of the transaction in accordance with the Sarbanes-Oxley Act of 2002.

None of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Director Independence

During the year ended June 30, 2014, we did not have any independent directors on our Board of Directors.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and  Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

On December 31, 2014, PsiTech Corporation and Go-Page Corporation commenced litigation proceedings against former GoPage Director and Officer Stewart E. Irvine and filed an Amended Complaint as Co-Plaintiffs in Clark County, Nevada District Court against Stewart E. Irvine a former Director and Officer of Go-Page Corporation (Case No:A-14-709444-C).

The Plaintiffs (PsiTech Corporation and GoPage Corporation), as a result of the amended complaint have asked the Courts for eight (8) counts of relief against Irvine, which include, 1. Declaratory Relief. 2. Specific Performance. 3. Breach of Contract. 4. Breach of Implied Covenant of Good Faith and Fair Dealing. 5. Gross Mismanagement and Breach of Fiduciary Duty. 6. Constructive Fraud. 7. Fraudulent Misrepresentation. 8. Preliminary and Permanent Injunction.

In February of 2015 PsiTech's Litigation was over turned by the Nevada Court because of a Jurisdictional Issue. However, Go-Page Corporation has been allowed by Court to continue their Litigation against Irvine and it is still ongoing.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is currently listed for trading on OTC Pink Sheets under the Symbol: “GOPG.”  The table below lists the high and low closing prices per share of our common stock as quoted on the OTC Pink sheets.

Fiscal 2015	High	Low
First Quarter (through March 31, 2015)	$0.00	$0.00
Fiscal 2014	High	Low
Fourth Quarter (through June 30, 2014)	$0.00	$0.00

Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions.  All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

Holders

As of June 16, 2015, there were approximately 52 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is Pacific Stock Transfer Company, 6725 Austi Parkway, Suite 300 Las Vegas NV 89119 (702) 361-3033.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Transaction.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share, of which 56,348,236 shares are issued and outstanding after giving effect to the closing of the transaction and 10,000,000  shares of preferred stock at a par value of $0.001 per share, of which none were issued and outstanding  prior to the Closing of the Transaction.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Outstanding Options, Warrants and Convertible Securities

We currently have 675,000 outstanding warrants, which are valid for two years and exerciseable at $0.30 per share.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, NRS 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.752 allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to NRS 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to NRS 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of the NRS, the Registrant has adopted the following provisions in its Articles of Incorporation for its directors and officers:

Articles – The Registrant’s Articles of Incorporation provide that the liability of directors and officers of the Corporation shall be eliminated, except liability for acts or omissions which involve intentional misconduct, fraud, or knowing violation of law, or the payment of dividends in violation of the NRS.

Bylaws – The Registrant’s Bylaws provide that the “corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).”

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.                      Unregistered Sales of Equity Securities.

As more fully described in Item 2.01 above, in connection with the License Agreement, on the Closing Date, we issued a total of 24,000,000 shares of our common stock directly to PSiTech Corporation as part of the consideration for the sale and transfer of the License to the Company.  Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance to PSiTech Corporation, a BVI corporation, was conducted in reliance upon Regulation S of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), to an investor in an offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investor. The offer and sale of all shares of our common shares and warrants listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The Investor acknowledged the following: Subscriber is not a United States Person, nor is the Subscriber acquiring the shares of our common stock and warrants directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the Subscriber to purchase the shares of our common stock and warrants have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.06.                      Change in Shell Company Status.

Reference is made to a previous transaction under a separate license agreement in June of 2014, which is incorporated herein by reference. The Company ceased being a shell company as of June 9, 2014.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBIT

Item 9.01.                      Financial Statements and Exhibits.

(a)
Audited financial statements of the Company for the fiscal years ended June 30, 2014and June 30, 2013.  (Incorporated by reference to our Annual Report on Form 10-K, as filed with the SEC on April 21, 2015)

Unaudited financial statements of the Company for the fiscal quarter ended December 31, 2014. (Incorporated by reference from our Quarterly Report on Form 10-Q, as filed with the SEC on May 11, 2015)

Unaudited financial statements of the Company for the fiscal quarter ended September 30, 2014. (Incorporated by reference from our Quarterly Report on Form 10-Q, as filed with the SEC on May 11, 2015)

Unaudited financial statements of the Company for the fiscal quarter ended March 31, 2015. (Incorporated by reference from our Quarterly Report on Form 10-Q, as filed with the SEC on May 15, 2015)

(b)	Exhibits

Exhibit Number	Description
2.1	License Agreement Dated April 3, 2015 Between Go-Page Corporation and PSiTech Corporation*
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form SB-2 filed on November 15, 2004).
3.2	Bylaws (incorporated by reference to our Registration Statement on Form SB-2 filed on November 15, 2004).
10.1	Transfer of License between Go-Page Corporation and PSiTech Corporation Dated June 16, 2015*
10.2	Amended License Agreement between Empirical Ventures, Inc. and PsiTech Corporation, dated March 27, 2014. (incorporated by reference to our Current Report on Form 8-K filed on April 10, 2014)
10.3	Employment Agreement with Peter Schulhof Dated December 1, 2013 (incorporated by reference to our Current Report on Form 8-K filed April 10, 2014).
21	The Company has no subsidiaries.
99.1	Pro forma Financial Information*
______________
*Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoPage CORPORATION

Date: June 25, 2015	By:	/s/ Peter Schulhof
	Name:	Peter Schulhof
	Title:	President, CEO